EXHIBIT I TO REGULATION “S” SUBSCRIPTION AGREEMENT BETWEEN SINOCUBATE, INC., AND VIKING INVESTMENTS GROPU LLC, DATED JUNE 29, 2011

China Wood valuation
Closing bid price for the past 10 days prior and including to June 29, 2011

June 29                      $ 5.00
June 28                      $ 4.75
June 27                      $.4.75
June 24                      $.4.75
June 23                      No price
June 22                      No price
June 21                      No price
June 20                      $ 4.75
June 17                      $ 4.75
June 16                      No price

Average         $ 4.78 per share

SinoCubate valuation
Up until this filing, June 30, 2011, SinoCubate was classified as a shell company and for the past three years it has been sporadic trading activity in the stock only.  The share price has been for the most part been between $ 0.20 and $ 0.30 per share.  There were no trading activity in the stock between the dates of June 16 to June 29.  Therefore, I believe the fair share price is $ 0.25 per share.

Share exchange formula
By using the above formula, I believe 100,000 shares of China Wood is worth $ 478,000 and each share of SinoCubate is worth $ 0.25 per share.

100,000 shares of China Wood are thereby equal to 1,912,000 new shares of SinoCubate.

$ 4.78 x 100,000  = 1,912,000
        $ 0.25

/s/ Tom Simeo
Tom Simeo